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                                                                     EXHIBIT 3.1
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                SELECTICA, INC.,
                             A DELAWARE CORPORATION


                    (PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)


                  Selectica, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY:

                  FIRST: That the name of this corporation is Selectica, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on November 15, 1999 under the name Selectica, Inc.

                  SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:



                                    ARTICLE I

                  The name of this corporation is Selectica, Inc.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is 15 East North Street in the City of Dover, County of Kent. The name of the corporation's registered agent at such address is Incorporating Services, Ltd.

                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE IV

         (A) Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is one hundred million (100,000,000) shares. Forty million (75,000,000) shares shall be Common Stock and twenty-five million (25,000,000) shares shall be Preferred Stock, each with a par value of $0.0001 per share.

         (B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of one million eight hundred thousand (1,800,000) shares (the "Series A Preferred Stock"), the Series B Preferred Stock, which series shall consist of four million (4,000,000) shares (the "Series B Preferred Stock), Series C Preferred Stock, which series shall consist of three million three hundred thousand (3,300,000) shares (the "Series C Preferred Stock"), Series D Preferred Stock, which series shall consist of five million (5,000,000) shares (the "Series D Preferred Stock") and Series E Preferred Stock, which series shall consist of six million five hundred thousand (6,500,000) shares (the "Series E Preferred Stock") are as set forth below in this Article III(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation's Certificate of Incorporation ("Protective Provisions"), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                  1.       Dividend Provisions.

                           (a)  Subject to the rights of series of Preferred
Stock that may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $.0055 per share per annum in the case of Series A Preferred Stock,


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$.0213 per share per annum in the case of Series B Preferred Stock, $.0736 per share per annum in the case of Series C Preferred Stock, $.1176 per share per annum in the case of Series D Preferred Stock and $.3506 per share per annum in the case of Series E Preferred Stock or, if greater (as determined on a per annum basis and an as converted basis for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively), an amount equal to that paid on any other outstanding shares of this corporation, payable quarterly, when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Subject to the rights of series of Preferred Stock that may from time to time come into existence, no dividends may be declared on any one series of Preferred Stock without declaring a dividend on all other series of Preferred Stock.

                           (b) After payment of any such dividends, any
additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock were converted to Common Stock pursuant to the terms of Article III, Section 4 hereto.

                  2.       Liquidation Preference.

                           (a) In the event of any liquidation, dissolution
or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A, Series B, Series C or Series D Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $4.382 per share for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") (as adjusted for any stock splits, combinations, stock dividends, recapitalization or the like) and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds of the Company shall be insufficient to permit the full payment to the holders of Series E Preferred Stock, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock.

                          (b) Upon the completion of the distribution
required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $.091667 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") (as adjusted for any stock splits, combinations, stock dividends, recapitalization or the like), $0.266666 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") (as adjusted for any stock splits,


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combinations, stock dividends, recapitalization or the like), $0.922190 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") (as adjusted for any stock splits, combinations, stock dividends, recapitalization or the like) and $1.47 (the "Original Series D Issue Price") plus $.1176 per share per annum (pro rated for a partial year) for each outstanding share of Series D Preferred Stock, as the case may be and (ii) an amount equal to declared but unpaid dividends on such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of the Series E Preferred Stock and any series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock so that each holder receives the same percentage of the applicable preferential amount.

                              (c) Upon the completion of the distribution
required by subparagraphs (a) and (b) of this Section 2 and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Common Stock and Series E Preferred Stock, pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series E Preferred Stock) until, with respect to the holders of Series E Preferred Stock, such holders have received an aggregate of $8.764 per share which amount shall include amounts paid pursuant to subparagraph (a) of this Section 2 (as adjusted for any stock splits, combinations, stock dividends, recapitalization or the like); thereafter if assets remain in its corporation, the holders of the Common Stock shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

                              (d) (i) For purposes of this Section 2, a
liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of this corporation); or (ii) a sale of all or substantially all of the assets of this corporation; unless this corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                                    (ii) In any of such events, if the
consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                        (A) Securities not subject to
investment letter or other similar restrictions on free marketability covered by
(B) below:

                                            1. If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of


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the securities on such exchange over the thirty (30) day period ending three (3)
days prior to the closing of the applicable transaction;

                                                     2. If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of the applicable transaction; and

                                                     3. If there is no active
public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of this corporation.

                                            (B) The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of this corporation.

                  3. Redemption.  The Preferred Stock is not redeemable.

                  4. Conversion. The holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a)      Right to  Convert.  Subject to the
provisions of Section 4 hereof, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price and the Original Series E Issue Price, as the case may be, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price and the Original Series E Issue Price, respectively; provided however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

                           (b)      Automatic Conversion.

                                    (i)     Each share of Series A  Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,


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Series D Preferred Stock or Series E Preferred Stock, as the case may be, immediately upon this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), the aggregate proceeds to this corporation of which are not less than $25,000,000; provided further, that such automatic conversion shall only occur with respect to each share of Series E Preferred Stock if the per share offering price of such offering is not less than $6.573 per share (as adjusted for any stock splits, combinations, stock dividends, recapitalization or the like) (a "Qualified IPO").

                                    (ii) Each share of Series A Preferred Stock,
Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, immediately upon the date specified by the consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting on an as converted basis and as a single class).

                                    (iii) Each share of Series D Preferred Stock
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series D Preferred Stock, as the case may be, immediately upon the date specified by the consent or agreement of the holders of a majority of the then outstanding shares of Series D Preferred Stock (voting on an as converted basis and as a single class).

                                    (iv) Each share of Series E Preferred Stock
shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series E Preferred Stock, as the case may be, (i) immediately upon the date specified by the consent or agreement of the holders of not less than two-thirds of the then outstanding shares of Series E Preferred Stock (voting on an as converted basis and as a single class) or (ii) the occurrence of an event described in subparagraph 2(d)(i) in which the holders of the Series E Preferred Stock would receive aggregate proceeds, valued in accordance with subparagraph 2(d)(ii), of more than $10.955 per share (as adjusted for any stock splits, combinations, stock dividends, recapitalization or the like).

                           (c) Mechanics of Conversion. Before any holder of
Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant


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to the Act, the conversion may, at the option of any holder tendering Preferred
Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock, respectively, until immediately prior to the closing of such sale of securities.

                              (d) Conversion Price Adjustments of Preferred
Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

                                    (i)   (A) If the corporation shall issue,
after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

                                            (B)  No adjustment of the
Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                            (C) In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                            (D) In the case of the issuance of
the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.


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                                            (E) In the case of the issuance
(whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                                     1. The aggregate maximum
number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                                     2. The aggregate maximum
number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                                     3. In the event of any
change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                                     4. Upon the expiration of
any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to the extent in any way affected by or computed using such


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options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                                     5. The number of shares of
Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                                    (ii) "Additional Stock" shall mean any
shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than:

                                            (A) Common Stock issued pursuant to
a transaction described in subsection 4(d)(iii) hereof;

                                            (B) shares of Common Stock issuable
or issued at fair market value, as determined in good faith by the Board of Directors, to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation;

                                            (C) shares of Common Stock issued or
issuable (I) in a Qualified IPO or (II) upon exercise of warrants or rights granted to underwriters in connection with such Qualified IPO;

                                            (D) the issuance of securities to
investment bankers or pursuant to corporate or strategic partnerships or transactions that are approved by at least 66% of the members of the Board of Directors;

                                            (E) the issuance of securities to
lenders or lessors in connection with a bona fide loan or lease financing that are approved by at least 66% of the members of the Board of Directors; or

                                            (F)  the issuance of securities
pursuant to the conversion or exercise of convertible or exercisable securities the original issuance of which was under this Section 4(d)(ii).

                                    (iii) In the event the corporation should at
any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common


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Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

                                    (iv) If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                           (e) Other  Distributions.  In the event this
corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(f), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

                           (f) Recapitalizations. If at any time or from time to
time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the conversion rate then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.


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

                           (g)  No Impairment.  This corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

                           (h)  No Fractional Shares and Certificate as to
Adjustments.

                                    (i) No fractional shares shall be issued
upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.


                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

                           (i) Notices  of Record  Date.  In the event of any
taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                           (j)  Reservation of Stock Issuable Upon Conversion.
This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this certificate.

                           (k)  Notices.  Any notice required by the provisions
of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be deemed given if delivered by confirmed facsimile or electronic transmission or 3 days after deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this corporation.

                  5.       Voting Rights.

                           (a) Subject to  Section 5(b) hereof, the holder of
each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                           (b) So long as 1,000,000 shares of Series E
Preferred Stock remain outstanding, one member of the Board of Directors of this corporation shall be elected by the holders of Series E Preferred Stock, voting together as a single class. So long as 1,000,000 shares of Series D Preferred Stock remain outstanding, one member of the Board of Directors of this corporation shall be elected by the holders of Series D Preferred Stock, voting together as a single class. So long as 1,000,000 shares of Series C Preferred Stock remain outstanding, one member of the Board of Directors of this corporation shall be elected by the holders of Series C Preferred Stock, voting together as a single class. So long as 1,000,000 shares of Series B Preferred Stock remain outstanding, one member of the Board of Directors of this corporation shall be elected by the holders of the Series B Preferred Stock, voting as a single class. Two members of the Board of Directors of this corporation shall be elected by the holders of the Common Stock, voting as a single class. Any remaining of the Board of Directors of this corporation shall be elected by the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Common Stock then outstanding, voting together as a single class on an as converted basis. In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining director(s), if any, so elected by that class or series may, by affirmative vote of a majority thereof, elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any director(s) so elected, as provided in this Section 5(b), may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at the meeting or pursuant to written consent.

                  6.       Protective Provisions.

                           (a)  Subject to the rights of series of Preferred
Stock that may from time to time come into existence, so long as 500,000 shares of Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis):

                                    (i)  amend its Certificate of Incorporation
or Bylaws in a manner that would alter or change the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely the Preferred Stock;

                                    (ii) increase or decrease the authorized
number of shares of Preferred Stock;

                                    (iii) create any new class or series of
stock or any other securities convertible into equity securities of this corporation with rights senior to or in parity with any series of Preferred Stock with respect to dividends, redemption rights, or rights upon liquidation;

                                    (iv) redeem any shares of Common Stock
(other than (A) pursuant to the repurchase of shares in connection with the termination of service by a service provider or (B) with unanimous approval of the Board of Directors);

                                    (v)  approve or enter into any (i)
acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of this corporation); or
(ii) a sale of all or
substantially all of the assets of this corporation; unless this corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or

                                    (vi) declare or make payment of any dividend
on any shares of Common Stock.

                           (b) So long as any shares of Series E Preferred Stock
are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of the majority of the then outstanding shares of Series E Preferred Stock (voting together as a single class and on an as-converted basis):

                                    (i)  amend its Certificate of Incorporation
or Bylaws in a manner that would alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the Series E Preferred Stock;

                                    (ii) create any new class or series of stock
or any other securities convertible into equity securities of this corporation with rights senior to the Series E Preferred Stock with respect to dividends rights or rights upon liquidation;

                                    (iii) redeem any shares of capital stock of
this corporation other than (A) pursuant to the repurchase of shares in connection with the termination of service by a service provider or (B) with unanimous approval of the Board of Directors;

                                    (iv) approve or enter into any (i)
acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of this corporation); or
(ii) a sale of all or substantially all of the assets of this corporation; unless the holders of this corporation's Series E Preferred Stock as constituted immediately prior to such acquisition or sale will, receive consideration in such acquisition or sale equal to at least $10.955 per share (as adjusted for any stock splits, combinations, stock dividends, recapitalization or the like), valued in accordance with subparagraph 2(d)(ii).

                  7. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or Series E Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

                  8. Repurchase of Shares. In connection with repurchases by this Corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

         (C)      Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of this Article III hereof.

                  3. Redemption.  The Common Stock is not redeemable.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

                  Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Company.

                                   ARTICLE VI

                  The number of directors of the Company shall be not less than six (6) and shall be subject to adjustment from time to time in accordance with provisions therefore set forth in the Bylaws of the Company.

                                   ARTICLE VII

                  Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

                                  ARTICLE VIII

                  Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

                                   ARTICLE IX

                  A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article further eliminating or limiting the personal liability of directors then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                  Any repeal or modification of the foregoing provisions of this
Article 9 by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time, or increase the liability of any director of this Company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                    ARTICLE X

                  To the fullest extent permitted by applicable law, this Company is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Company, its stockholders, and others.

                  Any repeal or modification of any of the foregoing provisions of this Article 10 shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Company with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE XI

                  The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      * * *

                  THREE: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

                  FOUR: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

                  IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 16th day of December, 1999.




                                         --------------------------------------
                                         Rajen Jaswa, President



                                         --------------------------------------
                                         Sanjay Mittal, Secretary